BROWN, CUMMINS & BROWN CO., L.P.A.
                         ATTORNEYS AND COUNSELORS AT LAW
                                3500 CAREW TOWER
                                 441 VINE STREET
                             Cincinnati, Ohio 45202
                            TELEPHONE (513) 381-2121
                            TELECOPIER (513) 381-2125
J. W. BROWN (1911-1995)
JAMES R. CUMMINS                                             JOANN M. STRASSER
ROBERT S BROWN                                               AARON A. VANDERLAAN
DONALD S. MENDELSOHN                                             ----------
LYNNE SKILKEN                                                    OF COUNSEL
AMY G. APPLEGATE                                             GILBERT BETTMAN
KATHRYN KNUE PRZYWARA
MELANIE S. CORWIN

                                October 28, 1999

The James Advantage Funds
1349 Fairground Road
Beavercreek, Ohio 45385

Ladies and Gentlemen:

A legal opinion that we prepared was filed with the Trust's Registration Statement (the "Legal Opinion"). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 4 to your Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.

                                        Very truly yours,

                                        Brown, Cummins & Brown Co., L.P.A.